SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                              ---------------------


                                   FORM 8 - K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 10, 2001
                                ----------------
                                (Date of Report)


                             AREMISSOFT CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     STATE OF DELAWARE                     7372                  68-0413929
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission            (IRS Employer
    of incorporation)                  File Number)          Identification No.)


          216 Haddon Avenue, Suite 607, Westmont, NJ         08108
        ---------------------------------------------      ----------
          (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (856) 869-0770

Item 5. Other Events

     On December 29, 2000, AremisSoft Corporation acquired all of the outstanding shares of Denon International Limited for approximately $7.34 million. Denon International is a Dubai, U.A.E., based company organized in the British Virgin Islands with operations in Romania, Turkey, Greece, Northern Cyprus, Ukraine, Oman, Qtar, Bahrain, Kuwait, Kingdom of Saudi Arabia, Jordan and India.

     Denon International develops, markets, implements and supports a fully integrated ERP system with an Arabic User Interface directed at the ERP market in the Middle East. The amount of consideration was determined through negotiations that took into account various factors concerning the business of Denon International including, among other things, the barriers to entry into the Middle Eastern ERP market and the market value of comparable companies.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: January 10, 2001                     AREMISSOFT CORPORATION



                              By:/s/   ROYS POYIADJIS
                                       ----------------------------------------
                                       Roys Poyiadjis
                                       President & Chief Executive Officer